EXHIBIT A

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.

                        EXECUTIVE OFFICERS AND DIRECTORS

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Name and Address:                                  Position:
----------------                                   --------

Kenneth S. Shifrin                           Chairman of the Board of Directors,
1301 S. Capital of Texas Highway             President, and Chief Executive
Suite C-300                                  Officer of American Physicians
Austin, Texas 78746                          Service Group, Inc.

William A. Searles                           Director of American Physicians
179 Hartshorne Road                          Service Group, Inc., and private
Locust, New Jersey 07760                     business consultant.

Robert L. Myer                               Director of American Physicians
3755 Capital of Texas Highway                Service Group, Inc., and insurance
Suite 148                                    consultant to Americo Life.
Austin, Texas 78704

Marc R. Still                                Director of American Physicians
1535 Stemmons Ave.                           Service Group, Inc., and CEO and
Dallas, TX 75208                             President of Aspen Advisors, LP.

William H. Hayes                             Senior Vice President- Finance and
1301 S. Capital of Texas Highway             Secretary of American Physicians
Suite C-300                                  Service Group, Inc.
Austin, Texas 78746

Maury L. Magids                              Vice President- Insurance Services
1301 S. Capital of Texas Highway             of American Physicians Service
Suite C-300                                  Group, Inc.
Austin, Texas 78746

Thomas R. Solimine                           Controller of American Physicians
1301 Capital of Texas Highway                Service Group, Inc.
Suite C-300
Austin, Texas 78746




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                           Ownership of Prime Shares:
                            -------------------------

Name:                    # of Shares:          Amount:         Source of Funds:
----                     -----------           ------          ---------------

Kenneth S. Shifrin         212,870               *             personal earnings

William A. Searles             100               *             personal earnings

Robert L. Myer              10,000               *             personal earnings






                        Options to Purchase Prime Shares:
                        --------------------------------


Name:                 # of Options:      Option Price:        Expiration Date:
----                  ------------       ------------         ---------------

Kenneth S. Shifrin      430,000         $4.90 - $10.50      varies through 2006

William A. Searles      190,000         $4.90 - $12.25      varies through 2006



All directors and executive officers of American Physicians Service Group, Inc., are citizens of the United States of America, and, in the last five years, none have been convicted in a criminal proceeding or of any violation of any state or federal securities laws.

* Shares were acquired periodically over time for varying prices.